SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 14, 2003

WATSON WYATT & COMPANY HOLDINGS

(Exact name of registrant as specified in its charter)

Delaware	52-2211537
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1717 H Street NW Washington, DC 20006-3900 (Address of principal executive offices, including zip code)

(202) 715-7000 (Registrant’s telephone number, including area code)

ITEM 12.  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

The attached press release is being filed under Item 12.

WATSON WYATT POSTPONES REPORTING FOURTH QUARTER AND FISCAL YEAR END RESULTS

WASHINGTON DC, August 13, 2003 - Watson Wyatt & Company Holdings (NYSE: WW), a leading international human capital consulting firm, has postponed the reporting of its fourth quarter and 2003 fiscal year results pending the completion of its year-end audit and to coincide with the filing of its Form 10-K with the Securities and Exchange Commission on or before September 29, 2003.

Prior to issuing its year-end financial statements, certain billing irregularities were discovered.  Management has reported this issue to the Audit Committee of the Board of Directors and has enlisted the assistance of its legal counsel and independent accountants to conduct a review of this issue so that the company can take appropriate remedial action.  Management believes that these billing irregularities do not exceed $2.0 million and affect fewer than five clients.  Management expects to complete the review in order to file its Form 10-K on time.

“These billing irregularities, although immaterial to our financial statements, reflect unacceptable business practices which we will not tolerate in our company.  We concluded that in the best interest of our shareholders and consistent with our practice of forthright communication, we should complete this investigation before reporting our fiscal 2003 earnings.  As part of this process, we will strengthen our existing controls to prevent such incidents from recurring,” said John Haley, President and CEO of Watson Wyatt.

Management reaffirmed its previous guidance for fiscal year 2003 and continues to expect revenues to be approximately 1% lower than the $710.5 million reported for fiscal 2002 and diluted earnings per share from continuing operations to be in the range of $1.48 to

$1.50 for fiscal year 2003.

Watson Wyatt & Company Holdings plans to announce its fourth quarter and fiscal year 2003 results on or before September 29, 2003 and management will hold a conference call to discuss the company’s results and performance.

Watson Wyatt is an international human capital consulting firm that provides services in the areas of employee benefits, human capital strategies and related technology solutions.  The firm is headquartered in Washington, D.C., and has over 4,100 associates in 61 offices in the Americas and Asia-Pacific.  Together with Watson Wyatt LLP, a leading Europe-based consulting partnership, the firm operates globally as Watson Wyatt Worldwide.  Watson Wyatt Worldwide has more than 6,200 associates in 88 offices in 30 countries.

Statements in this press release regarding projections and expectations of future earnings, revenues, operations, business trends and other such items are forward-looking statements.  A number of risks and uncertainties exist which could cause actual results to differ materially from the results reflected in these forward-looking statements.  Such factors include but are not limited to our continued ability to recruit and retain highly qualified associates; outcomes of litigation; the ability of the company to obtain professional liability insurance; a significant decrease in the demand for the consulting services we offer as a result of changing economic conditions or other factors; actions by competitors offering human resources consulting services, including public accounting and consulting firms, technology consulting firms and internet/intranet development firms; regulatory, legislative and technological developments that may affect the demand for or costs of our services and other factors discussed under “Risk factors” in the company’s Annual Report on Form 10-K dated September 25, 2002, which is on file with the Securities and Exchange Commission.  These statements are based on assumptions that may not come true.  All forward-looking disclosure is speculative by its nature.  The Company undertakes no obligation to update any of the forward-looking information included in this report, whether as a result of new information, future events, changed expectations or otherwise.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Watson Wyatt & Company Holdings

(Registrant)

Date: August 14, 2003	BY:	/s/ John J. Haley
John J. Haley
President and Chief Executive Officer

Date: August 14, 2003	BY:	/s/ Carl D. Mautz
Carl D. Mautz
Vice President and Chief Financial Officer